Exhibit 10.1
Execution Version

DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (the “Agreement”) is made and entered as of the 29th day of February, 2020 by and among cbdMD, Inc., a North Carolina corporation, with its principal place of business located at 8845 Red Oak Boulevard, Charlotte, NC 28217 (the “Corporation”), CBD Holding, LLC, a North Carolina limited liability company, with its principal place of business located at 8845 Red Oak Boulevard, Charlotte, NC 28217 (the “CBDH”), and the members of CBDH set forth on the signature page hereto (each, a “Member” and collectively the “Members”). The Corporation, CBDH and the Members are sometimes referred to as the “Parties.”

W I T N E S E T H:

WHEREAS, on December 3, 2018, the Corporation, its wholly-owned subsidiaries, and Cure Based Development, LLC, a North Carolina limited liability company (“Cure Based Development”), entered into that certain Agreement and Plan of Merger (the “Merger Agreement”).

WHEREAS, on December 20, 2018 the transactions contemplated by the Merger Agreement closed (the “Closing Date”).

WHEREAS, pursuant to the terms of the Merger Agreement, and following the approval of the Corporation’s shareholders, on April 22, 2019 CBDH received, as partial consideration for the transactions contemplated by the Merger Agreement: (i) 8,750,000 shares of the Corporation’s common stock (the “Second Tranche Shares”); and (ii) contractual rights (the “Earnout Rights”) to receive up to an additional 15,250,000 shares of the Corporation’s common stock (the “Earnout Shares”) upon the achievement of certain earnout targets as set forth in the Merger Agreement.

WHEREAS, the Second Tranche Shares are held by CBDH in book entry form and the Earnout Shares have not been issued.

WHEREAS, it is expected that an aggregate of 5,127,792 Earnout Shares (the “First Marking Period Earnout Shares”) will be issued for the First Marking Period pursuant to the terms of the Merger Agreement.

WHEREAS, after the issuance of the First Marking Period Earnout Shares, Earnout Rights (the “Remaining Earnout Rights”) for the possible issuance of an aggregate of 10,122,208 Earnout Shares (the “Remaining Earnout Shares”) will remain for possible issuance under the terms of the Merger Agreement.

WHEREAS, upon issuance the Second Tranche Shares became subject to an irrevocable voting proxy (the “Voting Proxy Agreement”) until the unrestricted voting rights to those shares vest in accordance with the terms of the Merger Agreement.

WHEREAS, pursuant to the terms of the Voting Proxy Agreement the unrestricted voting rights to the Second Tranche Shares are held by the independent chairman of the Audit Committee of the Corporation’s Board of Directors until such unrestricted voting rights vest in accordance with the Merger Agreement.

WHEREAS, as of the date of this Agreement, unrestricted voting rights to 2,187,500 of the Second Tranche Shares have vested and the unrestricted voting rights to the balance of the Second Tranche Shares will vest as follows: (i) 2,187,500 shares will vest on December 20, 2020; (ii) an additional 2,187,500 shares will vest on June 30, 2022; and (iii) the remaining 2,187,500 shares will vest on December 20, 2023.

WHEREAS, the Second Tranche Shares are also subject to a Leak-Out Agreement dated as of the Closing Date (the “Leak Out Agreement”).

WHEREAS, CBDH has advised the Corporation that in connection with a dissolution and liquidation of that entity that it wishes to distribute the Second Tranche Shares and the First Marking Period Earnout Shares and assign the Remaining Earnout Rights to the Remaining Earnout Shares and, if issued, distribute the Remaining Earnout Shares to its members on a pro rata basis.

WHEREAS, the Corporation has agreed to such distribution and assignment upon the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the Parties hereto agree as follows:

1.
Recitals. The foregoing recitals are true and correct and are incorporated herein by such reference.

2.
Distribution of the Second Tranche Shares, the First Marking Period Earnout Shares, and Assignment of the Remaining Earnout Rights.

(a)              Distribution and Assignment. At Closing (as hereinafter defined), and for no consideration, CBDH (i) hereby directs the Corporation to distribute the Second Tranche Shares and the First Marking Period Earnout Shares, and (ii) hereby assigns all of its right, title and interest in and to the Remaining Earnout Rights, on a pro rata basis to the Members in accordance with Schedule A hereto.

(b)           Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall be held at the principal offices of the Corporation (the “Closing Date”) immediately following the satisfaction of all conditions precedent to Closing as set forth in Section 7 of this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

3.           Representations and Warranties of CBDH. CBDH hereby represents and warrants to the Corporation and the Members as of the date of this Agreement and with the same force and effect on the Closing Date as if then made, as follows:

(a)           CBDH is an entity duly organized, validly existing and in good standing under the laws of the State of North Carolina, with full limited liability company power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. CBDH has taken all limited liability company action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and assuming this Agreement has been duly executed by the Corporation and the Members, this Agreement constitutes the valid and binding obligation of CBDH, enforceable against it in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

(b)           The Members constitute all the membership interests (the “Membership Interests”) in CBDH in the names and percentage amounts set forth on Schedule A. The Membership Interests have been duly authorized, are duly and validly issued, fully paid, and nonassessable. There is no outstanding security of any kind convertible into or exchangeable for Membership Interests.

(c)            The execution and performance of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not (i) conflict with or violate the formation documents or operating agreement of CBDH, (ii) conflict with or violate any statute, ordinance, rule, regulation, judgment, order, writ, injunction, decree or law applicable to CBDH, or by which either CBDH or its properties or assets may be bound or affected, or (iii) result in a violation or breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, any contract, agreement or arrangement to which CBDH is a party, or the creation of liens on any of the property or assets of CBDH. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity, is required by CBDH in connection with the execution of this Agreement or the consummation by it of the transactions contemplated hereby, except for such other consents, approvals, orders, authorizations, registrations, declarations or filings, the failure of which to obtain would not individually or in the aggregate have a material adverse effect.

(d)           Consents of Third Parties. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by CBDH does not require the consent of any person, company, corporation, partnership, association, trust or any unincorporated organization (collectively, a “Person”) other than the Corporation.

(e)           Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of CBDH, threatened against CBDH, which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto.

(f)           Ownership of the Second Tranche Shares, the First Marking Period Earnout Shares and the Remaining Earnout Rights. There are no liens, encumbrances, pledges or hypothecations on either the Second Tranche Shares, the First Marking Period Earnout Shares or the Remaining Earnout Rights. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating CBDH to sell or transfer to any Person any of the Second Tranche Shares, the First Marking Period Earnout Shares, the Remaining Earnout Rights or the Remaining Earnout Shares underlying the Remaining Earnout Rights, if issued, or any interest therein. Subject to the terms of this Agreement, CBDH has full power and authority to exchange, transfer, assign and deliver to the Members the Second Tranche Shares, the First Marking Period Earnout Shares, and the Remaining Earnout Rights. After the Closing, CBDH shall have no further right, title or interest in the Second Tranche Shares, the First Marking Period Earnout Shares, the Remaining Earnout Rights or, if issued, the Remaining Earnout Shares.

(g)           No Liability. Notwithstanding anything to the contrary in this Agreement, CBDH represents, warrants and covenants that the Corporation shall not be liable to CBDH for any matter related to the transactions contemplated by this Agreement.

(h)           Tax Obligation. CBDH shall be solely responsible for any and all federal or state taxes which may be payable by it as a result of the transactions contemplated by this Agreement.

(i)           Disclosure. The representations, warranties and acknowledgments of CBDH set forth herein are true, complete and accurate in all material respects, do not omit to state any material fact, or omit any fact necessary to make such representations, warranties and acknowledgments, in light of the circumstances under which they are made, not misleading. Such representations, warranties and acknowledgements of CBDH shall survive the Closing Date.

4.
Representations and Warranties of the Members. Each Member hereby represents and warrants to the Corporation and CBDH, as of the date of this Agreement and with the same force and effect on the Closing Date as if then made, as follows:

(a)           Power and Authority. The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by such Member prior to or at the Closing, the performance of such Member’s obligations hereunder and thereunder, and the consummation by such Member of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Member, and no other proceedings on the part of such Member are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by such Member, and, assuming this Agreement has been duly executed by the Corporation, the other Members and CBDH, this Agreement constitutes a valid and binding agreement of such Member, enforceable against such Member in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(b)           Ownership of Membership Interests. The Member is the sole record and beneficial owner of the Membership Interests set forth opposite such Member’s name on Schedule A, which such Membership Interest is owned free and clear of all liens and encumbrances, and has not been sold, pledged, assigned or otherwise transferred. The Questionnaire (as hereinafter defined) fully discloses all direct and indirect beneficial ownership interest in such Member.

(c)           Consents and Approvals. The execution and performance of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not (a) conflict with or violate any statute, ordinance, rule, regulation, judgment, order, writ, injunction, decree or law applicable to such Member, or (b) by which such Member or its properties or assets may be bound or affected, or result in a violation or breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, any contract, agreement or arrangement to which such Member is a party. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity, is required in connection with the execution of this Agreement by such Member or the consummation by it of the transactions contemplated hereby.

(d)           Remaining Earnout Shares. The Member acknowledges its understanding that the issuance of the Remaining Earnout Shares remains subject to the terms of the Merger Agreement such that all or any portion of such shares may never be issued. The Member has no rights to the Remaining Earnout Shares until such shares are issued by the Corporation.

(e)            Securities Representations. The Member acknowledges its understanding that at Closing the Second Tranche Shares and the First Marking Period Earnout Shares will be treated as transferred to such Member by CBDH in a private transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) by reason of an exemption available under Section 4(a)(1). In addition, at such time, if ever, that the Remaining Earnout Shares are issued to such Member, such shares will be issued by the Corporation in a private transaction exempt from registration under the Securities Act by reason of an exemption available under Section 4(a)(2). The certificates evidencing the Second Tranche Shares and the First Marking Period Earnout Shares when issued to such Member shall include legends contained in the Voting Proxy Agreement (as to the Second Tranche Shares), and the Leak-Out Agreement, as applicable, in addition to a legend substantially in the following form:

“The shares of common stock evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Such shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless they have been so registered or cbdMD, Inc. shall have received an opinion of counsel satisfactory to it to the effect that registration thereof for purposes of transfer is not required under the Securities Act or the securities laws of any state.”

(f)           Investment Representations. While the Corporation’s common stock is currently listed on the NYSE American, the Member acknowledges that there are no assurances that such listing will be continued or that a liquid public market for the Corporation’s common stock will be sustained. The Member is acquiring the Second Tranche Shares, the First Marking Period Earnout Shares, the Remaining Earnout Rights and the Remaining Earnout Shares, if issued, for its own account with the present intention of holding such securities for purposes of investment, and it has no intention of distributing either the Second Tranche Shares, the First Marking Period Earnout Shares, the Remaining Earnout Rights and/or the Remaining Earnout Shares, if issued, or selling, transferring or otherwise disposing of such securities in a public distribution, in any of such instances, in violation of the federal securities laws of the United States of America. The Member understands that (a) the Second Tranche Shares, the First Marking Period Earnout Shares, the Remaining Earnout Rights and the Remaining Earnout Shares, if issued, will be “restricted securities,” as defined in Rule 144 promulgated under the Securities Act; (b) such securities will be subject to restrictions on transfer as set forth in the Securities Act and this Agreement; (c) the Corporation has no obligation or present intention to register the securities for resale; and (d) the Second Tranche Shares, the First Marking Period Earnout Shares, the Remaining Earnout Rights and the Remaining Earnout Shares, if issued, may not be distributed, re-offered or resold except through a valid and effective registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act at such time as each such security becomes eligible for resale by such Member. The Member acknowledges that upon any future distribution by it of the Second Tranche Shares, the First Marking Period Earnout Shares, the Remaining Earnout Rights and/or the Remaining Earnout Shares, if issued, to any other third party, as a condition precedent to such distribution, the receiving party(ies) will be required to execute agreements for the benefit of the Corporation in a form and substance satisfactory to it acknowledging and consenting to the foregoing investment representations and the restrictions on transfer. There are no certificates being issued to evidence the Remaining Earnout Rights.

(g)           Information on the Corporation. The Member has been provided access via the public website of the U.S. Securities and Exchange Commission (the “Commission”) at www.sec.gov/EDGAR to copies of the Merger Agreement, the Corporation's Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and its other filings with the Commission (collectively, the “SEC Reports”), and represents and warrants that it has read and reviewed the SEC Reports. The Member is either an “accredited investor” as that term is defined in Rule 405 of the Securities Act or a sophisticated investor who has such knowledge and experience in financial, tax and other business matters as to enable it to evaluate the merits and risks of, and to make an informed investment decision with respect to, this Agreement and the distribution of the Second Tranche Shares, the First Marking Period Earnout Shares, the Remaining Earnout Rights and the Remaining Earnout Shares, if issued, to it. The Member, either alone or together with its advisors, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in unregistered securities, so as to enable it to utilize the information made available to it in connection with the transactions contemplated hereby, to evaluate the merits and risks of an investment in the securities being distributed to it under the terms of this Agreement, and to make an informed investment decision with respect thereto. The Member understands that its acquisition of the Second Tranche Shares, the First Marking Period Earnout Shares, and the Remaining Earnout Rights is a speculative investment, and the Member represents that it is able to bear the risk of such investment for an indefinite period, and can afford a complete loss thereof. The Member further understands that there are no assurances the Remaining Earnout Shares will be issued, but if issued, its acquisition of the Remaining Earnout Shares will be a speculative investment, and the Member represents that it is able to bear the risk of such investment for an indefinite period, and can afford a complete loss thereof.

(h)           No Liability. Notwithstanding anything to the contrary in this Agreement, the Member represents, warrants and covenants that the Corporation shall not be liable to the Member for any matter related to the transactions contemplated by this Agreement.

(i)            Tax Obligation. The Member shall be solely responsible for any and all federal or state taxes which may be payable by it as a result of the transactions contemplated by this Agreement.

(j)           Disclosure. The representations, warranties and acknowledgments of the Member set forth herein are true, complete and accurate in all material respects, do not omit to state any material fact, or omit any fact necessary to make such representations, warranties and acknowledgments, in light of the circumstances under which they are made, not misleading. Such representations, warranties and acknowledgements of such Member shall survive the Closing.

5.           Representations and Warranties of the Corporation. The Corporation hereby warrants and represents to CBDH and the Members, as of the date of this Agreement and with the same force and effect on the Closing Date as if then made, as follows:

(a)           Organization and Good Standing. The Corporation is an entity duly incorporated, validly existing and in good standing under the laws of the State of North Carolina, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted.

(b)           Authority and Enforcement. The Corporation has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. The Corporation has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Corporation, enforceable against it in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

(c)           No Conflicts or Defaults . The execution and delivery of this Agreement by the Corporation and the consummation of the transactions contemplated hereby do not and shall not (a) contravene its articles of incorporation or bylaws, or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a material breach of, or a material default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which it is a party or by which it is bound, or any judgment, order or decree, or any law, rule or regulation to which it is subject, (ii) result in the creation of, or give any party the right to create, any lien upon any assets or properties of the Corporation, or (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment relating to which the Corporation is a party.

(d)           Disclosure. The representations, warranties and acknowledgments of the Corporation set forth herein are true, complete and accurate in all material respects, do not omit to state any material fact, or omit any fact necessary to make such representations, warranties and acknowledgments, in light of the circumstances under which they are made, not misleading. Such representations, warranties and acknowledgements of the Corporation shall survive the Closing.

6.           Representations and Warranties of CBDH, Members and the Corporation.

(a)           No Payments. CBDH, each Member and the Corporation hereby represent and warrant that there has been no act or omission by CBDH, the Member or the Corporation which would give rise to any valid claim against any of the Parties for a brokerage commission, finder’s fee, or other like payment in connection with the transactions contemplated hereby.

(b)           Transfer Taxes. The Member shall (a) be responsible for (and shall indemnify and hold harmless the Corporation and CBDH against) any and all liabilities for any sales, use, stamp, value added, documentary, filing, recording, transfer, stock transfer, gross receipts, registration, duty, securities transactions or similar fees or taxes or governmental charges (together with any interest or penalty, addition to tax or additional amount imposed) as levied by any governmental entity in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”), regardless of the Person liable for such Transfer Taxes under applicable law.

(c)           Further Assurances. If, at any time after the Closing, the Parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary or proper to complete the transactions contemplated hereby in accordance with the terms of this Agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the Parties hereto, the Parties agree that their proper representatives shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper representatives of the Parties are fully authorized to take any and all such action.

(d)           Press Releases and Communications. No press release or public announcement related to this Agreement or the transactions contemplated herein, shall be issued or made by any Party without the prior written approval of the Corporation; provided, however, that the Corporation shall be entitled to make such press releases and public announcements as it deems necessary to comply with all federal and state securities laws and the rules of the NYSE American LLC.

7.           Closing Conditions.

(a)           Conditions Precedent to CBDH’s Obligation to Close. The obligation of CBDH to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions on or prior to the Closing Date:

(i)           The representations and warranties of Members set forth in Sections 4 and 6 above and the representations and warranties of the Corporation set forth in Sections 5 and 6 above shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of the date hereof;

(ii)           No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent or adversely affect the Members' and the Corporation’s consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); and

(iii)           All actions to be taken by the Members and the Corporation in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to CBDH.

(b)              Conditions Precedent to Each Member’s Obligation to Close. The obligation of each Member to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions on or prior to the Closing Date:

(i)           The representations and warranties of CBDH set forth in Sections 3 and 6 above and the representations and warranties of the Corporation set forth in Sections 5 and 6 above shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of the date hereof (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects);

(ii)           No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent or adversely affect CBDH’s and the Corporation’s consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(iii)           CBDH shall have delivered irrevocable instructions to the Corporation (the “CBDH Instructions”) in the form attached hereto as Exhibit A; and

(iv)           All actions to be taken by CBDH and the Corporation in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Member.

(a)           Conditions Precedent to the Corporation’s Obligation to Close. The obligation of the Corporation to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions on or prior to the Closing Date:

(i)           The representations and warranties of CBDH set forth in Sections 3 and 6 above and the representations and warranties of the Members set forth in Sections 4 and 6 above shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of the date hereof (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects);

(ii)           No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent or adversely affect the Members’ and CBDH’s consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(iii)           CBDH shall have delivered the CBDH Instructions;

(iv)           each Member shall have delivered to the Corporation a completed and executed CBDH Membership Questionnaire (the “Questionnaire”) in the form attached hereto as Exhibit B;

(v)           each Member shall have delivered to the Corporation a Voting Proxy Agreement (the “Member Voting Proxy Agreement”) in the form attached hereto as Exhibit C covering the number of Second Tranche Shares to which unrestricted voting rights have not vested in the amounts set forth opposite such Member’s name on Schedule A;

(vi)           each Member shall have delivered to the Corporation a Leakout Agreement (the “Member Leakout Agreement”) in the form attached hereto as Exhibit D covering the number of Second Tranche Shares and First Marking Period Earnout Shares set forth opposite such Member’s name on Schedule A; and

(vii)           All actions to be taken by the Members and the Corporation in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Corporation.

8.           Documents To Be Delivered at Closing; Post-Closing Certificate Delivery.

(a)           Documents to be Delivered by the Members. At Closing, each Member shall deliver to the Corporation the following:

(i)           a Questionnaire;

(ii)          a Member Voting Proxy Agreement;

(iii)         a Member Leakout Agreement; and

(iv)         such other customary instruments of transfer, assumption, filings or other documents, in form and substance satisfactory to the Corporation, as may be required to give effect to this Agreement.

(b)           Documents to be Delivered by CBDH. At Closing, CBDH shall deliver to the Corporation the CBDH Transfer Instructions together with one (1) stock power bearing the medallion guaranteed signature of R. Scott Coffman as Manager of Coffman Management, LLC, the sole manager of CBDH.

(c)           Documents to be Delivered by the Corporation. At Closing, the Corporation shall deliver to each Member a copy of the written instructions (the “Corporation Transfer Instructions”) to the Transfer Agent in the form attached hereto as Exhibit E to transfer the Second Tranche Shares and the First Marking Period Earnout Shares to such Member pursuant to Schedule A hereto.

9.           Miscellaneous.

(a)           Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

(b)           Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a .PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (iv) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9(b):

If to CBDH:	c/o Coffman Management, LLC
8845 Red Oak Boulevard
Charlotte, NC 28217
Attention: R. Scott Coffman
email: scott@cbdmd.com

with a copy to:	Gavigan Law, PLLC 10700 Sikes Place Suite 375 Charlotte, NC 28277 Attention: Timothy B. Gavigan, Esq. email: tim@gavigan.law

If to the Corporation:	cbdMD, Inc. 8845 Red Oak Boulevard Charlotte, NC 28217 Attention: Mark S. Elliott, Chief Financial Officer and Chief Operating Officer email: mark.elliott@cbdMD.com

with a copy to:	Pearlman Law Group LLP 200 S. Andrews Avenue Suite 901 Fort Lauderdale, FL 33301 Attention: Brian A. Pearlman, Esq. email: brian@pslawgroup.net

If to the Members:	To the names, addresses and email addresses set forth on the signature page hereof

(c)           Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(d)           Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e)           Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

(f)           Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed.

(g)           No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(h)           Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(i)           Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

(j)           Counterparts and Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such scanned and electronic signatures having the same legal effect as original signatures. The Parties agree that this Agreement or any other document necessary for the consummation of the transactions contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act ("E-Sign Act"), Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act ("UETA") and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all Parties the same as if it were physically executed and each Party hereby consents to the use of any third party electronic signature capture service providers as may be chosen by the Corporation.

(k)           Jurisdiction and Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of North Carolina, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of North Carolina. Each of the parties hereto expressly and irrevocably: (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in United States District Court for the Western District of North Carolina; (2) waive any objection they may have now or hereafter to the venue of any such suit, action or proceeding; and (3) consent to the in personam jurisdiction of United States District Court for the Western District of North Carolina in any such suit, action or proceeding. Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the United States District Court for the Western District of North Carolina and agree that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.

(l)           Role of Counsel. The Parties acknowledge their understandings that this Agreement was prepared at the request of the Corporation by Pearlman Law Group LLP, its counsel, and that such firm did not represent CBDH or the Members in conjunction with this Agreement or any of the related transactions. CBDH and the Members, as further evidenced by their signatures below, acknowledges that they have had the opportunity to obtain the advice of independent counsel of their choosing prior to their execution of this Agreement and that they have availed themselves of this opportunity to the extent they deemed necessary and advisable.

[signature pages follow]

Execution Version
IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date first above written.

CBD HOLDING, LLC
By: Coffman Management, LLC, its Manager

By:	_______________________________
R. Scott Coffman
Title: Manager

CBDMD, INC.

By:	_______________________________
Mark S. Elliott, Chief Financial Officer and Chief Operating Officer

Members:

COFFMAN FAMILY OFFICE, LLC, a North Carolina limited liability company
By: Coffman Management, LLC, its Manager

By:	________________________________
R. Scott Coffman, Manager

JUSTICE FAMILY OFFICE, LLC, a North Carolina limited liability company

By:	_________________________________
Shannon L. Justice, Manager

Signature Page Distribution Agreement

SUMICHRAST 2017 FAMILY TRUST

By:
Martin A. Sumichrast, Trustee

BCEZ INVESTMENTS, LLC, a North Carolina limited liability company

By:	__________________________________
Caryn Dunayer, Manager

CBD NOW, LLC, a North Carolina limited liability company

By:	__________________________________
Thomas E. Wicker, Manager

A NEW TANK, LLC, a North Carolina limited liability company

By:
Cameron S. Coffman, Manager

Signature Page Distribution Agreement

Paul G. Porter

W61, LLC, a South Carolina limited liability company

By:
Linnie Manos, Manager

Signature Page Distribution Agreement